Exhibit 99.1

Press Release

Contacts:	Investor Relations Dennis Bencala Ikanos Communications 510-438-6226 dbencala@ikanos.com	Media Relations Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com

Ikanos Communications Reports Results for the Third Quarter 2010

FREMONT, Calif., November 4, 2010 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today reported its financial results for the third quarter ended October 3, 2010.

Revenue for the third quarter of 2010 was $41.5 million compared with revenue of $55.6 million for the second quarter of 2010 and revenue of $29.3 million for the third quarter of 2009.

“As discussed during the second quarter earnings call, Ikanos made the decision to transition from low-margin product lines to focus the Company on the development of new compelling products,” said John Quigley, CEO and president of Ikanos. “As part of that plan, we also restructured the Company allowing us to substantially reduce operating expenses and better address the market opportunities ahead. Ikanos is now a leaner, more highly focused Company with the technology roadmap, product development processes and engineering teams in place to accelerate the time to market of new disruptive technologies including NodeScale™ Vectoring which is expected to deliver the performance of fiber at 1/10th the cost.”

Financial Details:

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges, certain one-time severance expenses, certain expenses resulting from acquisitions such as transaction-related expenses, amortization of intangible assets, fair value adjustment of the acquired inventory and impairments of intangibles and goodwill. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

“As a result of current market valuation and business conditions, the Company completed a review of its outstanding goodwill and intangibles, and subsequently recorded a third quarter impairment charge,” said Dennis Bencala, chief financial officer at Ikanos. “After the impairment charge, the Company’s intangible balance is $6.7 million as of October 3, 2010.”

In the third quarter of 2010, the Company recorded asset impairment charges of $21.4 million that included write-downs of goodwill and intangibles related to past acquisitions. As previously announced, the Company also initiated a worldwide restructuring plan that began in the third quarter and will continue into the fourth quarter of this year. The third quarter restructuring charges of $3.8 million include severance expenses, facility exit costs, and other restructuring related costs.

GAAP gross profit for the third quarter of 2010 was 31.2%. This compares with GAAP gross profit of 23.7% in the second quarter of 2010, and with a GAAP gross profit of 35.1% in the third quarter of 2009.

Non-GAAP gross profit for the third quarter of 2010 was 35.0%. This compares with non-GAAP gross profit of 25.7% in the second quarter of 2010, and with a non-GAAP gross profit of 44.0% in the third quarter of 2009.

GAAP and Non-GAAP gross profit includes inventory write-downs of $5.2 million in the third quarter of 2010 and $12.9 million during the second quarter of 2010.

GAAP net loss for the third quarter of 2010 was $33.3 million, or $0.61 loss per share on 54.9 million weighted average shares. This compares with a net loss of $10.7 million, or $0.20 loss per share on 54.5 million weighted average shares in the second quarter of 2010 and with a net loss of $15.5 million, or $0.40 loss per share on 38.8 million weighted average shares in the third quarter of 2009.

Non-GAAP net loss, for the third quarter of 2010, was $5.5 million, or $0.10 loss per share on 54.9 million weighted average shares. This compares with non-GAAP net loss of $6.8 million, or $0.12 loss per share, in the second quarter of fiscal 2010, and with a non-GAAP net loss of $4.5 million, or $0.12 loss per share, in the third quarter of 2009.

Revenue for the nine months ended October 3, 2010 was $154.5 million, compared with the $72.5 million reported for the nine months ended September 27, 2009.

GAAP net loss for the nine months ended October 3, 2010 was $48.4 million, or $0.89 loss per share on 54.5 million weighted average shares. This compares with a net loss of $28.0 million, or $0.86 loss per share on 32.5 million weighted average shares for the nine months ended September 27, 2009.

Non-GAAP net loss for the nine months ended October 3, 2010 was $10.0 million, or $0.18 loss per share, compared with non-GAAP net loss of $10.0 million, or $0.31 loss per share, for the nine months ended September 27, 2009. Weighted average shares used in computing non-GAAP net loss per share were 54.5 million in 2010 and 32.5 million in 2009.

Recent Highlights:

•

Ikanos introduced NodeScale Vectoring at the Broadband World Forum 2010 conference and exhibition. This breakthrough DSL access technology enables 100 megabit per second (Mbps) performance and beyond, speeds that were previously unattainable in the vast majority of the world’s service provider networks. By deploying Ikanos’ state-of the-art NodeScale Vectoring technology, service providers will be able to extend very high-speed Internet access without having to incur the high costs of installing complete fiber-to-the-home networks. Also at Broadband World Forum, ZTE Corporation unveiled the first DSLAM employing Ikanos’ patent-pending NodeScale Vectoring technology.

•

Ikanos and SoftAtHome announced that they have collaborated to create an integrated platform for home gateways, which is designed to accelerate time to market for advanced triple play and digital home services. The integrated platform combines the SoftAtHome Operating Platform (SOP) and Ikanos’ Fusiv® communications processors, making it possible for service providers to rapidly and cost-effectively deploy innovative and convergent applications for the digital home.

•

Ikanos filed a shelf registration which was declared effective by the SEC on November 1, 2010. Pursuant to the registration statement, Ikanos may offer and sell from time to time in the future in one or more public offerings up to $30 million of common stock and warrants or any combination thereof. The specifics of any future offering, along with the prices, terms and the use of proceeds of any securities offered by Ikanos, will be determined at the time of any offering and will be described in detail in a prospectus supplement filed at the time of any such offering.

Outlook:

•	Revenue is expected to be between $36.0 million and $39.0 million for the fourth quarter of 2010.

•

GAAP gross profits in the fourth quarter of 2010 are expected to be between 44% and 47%, which will include amortization of acquisition-related intangibles of approximately $0.3 million. Non-GAAP gross profits are expected to be between 45% and 48% in the fourth quarter of 2010.

•

GAAP operating expenses in the fourth quarter of 2010 are expected to be in the range of $22.0 million to $23.0 million, which will include amortization of acquisition-related intangibles of $0.3 million, charges related to stock-based compensation expense of $0.7 to $1.0 million, as well as the costs associated with a restructuring of our operations of approximately $0.5 million. Non-GAAP operating expenses are expected to be in the range of $20.0 million to $21.0 million in the fourth quarter of 2010.

Third Quarter Conference Call:

Management will review the third quarter financial results and its expectations for subsequent periods at a conference call on November 4, 2010 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/webcasts/ and click on the link provided for the webcast or dial (706) 902-1343 and enter conference ID 20478474. The webcast will be archived and available through November 10, 2010 at http://www.ikanos.com/investor/webcasts/ or by calling 706-645-9291 and entering conference ID 20478474.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2010 Ikanos Communications, Inc. All Rights Reserved. Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, FxS, iQV, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding our outlook, such as our expected revenue for the fourth quarter of 2010, expected gross profits for the fourth quarter of 2010, expected operating expenses for the fourth quarter of 2010, restructuring charges in the fourth quarter of 2010 and the objectives and anticipated results and benefits of the restructuring, our business strategy, including the Company’s our product offerings, benefits of our products, our expectations regarding the impact of new advanced products on future revenue growth, market opportunities, and sources of revenue, benefits of non-GAAP measures, and statements regarding Ikanos NodeScale Vectoring. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

# # #

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	October 3, 2010	July 4, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Revenue	$41,536	$55,615	$29,334	$154,534	$72,497
Cost of revenue	28,575	42,456	19,036	106,469	44,429

Gross profit	12,961	13,159	10,298	48,065	28,068

Operating expenses:
Research and development	14,757	16,144	13,290	47,973	31,744
Selling, general and administrative	6,467	7,691	9,615	21,945	21,295
Asset impairments	21,378	—	2,460	21,378	2,460
Restructuring charges	3,757	—	502	5,240	1,048

Total operating expenses	46,359	23,835	25,867	96,536	56,547

Loss from operations	(33,398)	(10,676)	(15,569)	(48,471)	(28,479)
Interest income, net	8	(7)	146	63	603

Loss before income taxes	(33,390)	(10,683)	(15,423)	(48,408)	(27,876)
Provision (benefit) for income taxes	(129)	42	31	(19)	111

Net loss	$(33,261)	$(10,725)	$(15,454)	$(48,389)	$(27,987)

Basic and diluted net loss per share	$(0.61)	$(0.20)	$(0.40)	$(0.89)	$(0.86)

Weighted average number of shares	54,904	54,511	38,802	54,493	32,466

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended October 3, 2010				Three Months Ended September 27, 2009
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$41,536	$—		$41,536	$29,334	$—		$29,334
Cost of revenue	28,575	(24	) (a)	26,989	19,036	(60	) (a)	16,426
		(910	) (b)			(1,059	) (b)
		(652	) (d)			(1,491	) (e)

Gross profit	12,961	(1,586)		14,547	10,298	(2,610)		12,908

Operating expenses:
Research and development	14,757	(273	) (a)	14,484	13,290	(895	) (a)	11,945
						(450	) (c)
Selling, general and administrative	6,467	(168	) (a)	5,667	9,615	(612	) (a)	5,543
		(632	) (b)			(883	) (b)
						(2,577	) (c)
Asset impairments	21,378	(21,378	) (f)		2,460	(2,460	) (f)	—
Restructuring charges	3,757	(3,757	) (g)	—	502	(502	) (g)	—

Total operating expenses	46,359	(26,208)		20,151	25,867	(8,379)		17,488

Loss from operations	(33,398)	27,794		(5,604)	(15,569)	10,989		(4,580)
Interest income and other, net	8	—		8	146	—		146

Loss before income taxes	(33,390)	27,794		(5,596)	(15,423)	10,989		(4,434)

Provision for income taxes	(129)	—		(129)	31	—		31

Net loss	$(33,261)	$27,794		$(5,467)	$(15,454)	$10,989		$(4,465)

Net loss per shares:
Basic and diluted	$(0.61)			$(0.10)	$(0.40)			$(0.12)

Weighted average outstanding shares:
Basic and diluted	54,904			54,904	38,802			38,802

Notes:

	Three Months Ended
	October 3, 2010	September 27, 2009
(a) Stock-based compensation	$465	$1,567
(b) Amortization of acquired intangible assets	1,542	1,942
(c) Transaction-related expenses	—	3,027
(d) Prepaid royalty write-off	652	—
(e) Fair-value adjustment of acquired inventory	—	1,491
(f) Impairments of intangibles and goodwill	21,378	2,460
(g) Restructuring charges	3,757	502

Total non-GAAP adjustments	$27,794	$10,989

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended July 4, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$55,615	$—		$55,615
Cost of revenue	42,456	(26	) (a)	41,314
		(1,116	) (b)

Gross profit	13,159	(1,142)		14,301

Operating expenses:
Research and development	16,144	(445	) (a)	15,699

Selling, general and administrative	7,691	(476	) (a)	5,350
		(885	) (b)
		(980	) (c)

Total operating expenses	23,835	(2,786)		21,049

Loss from operations	(10,676)	3,928		(6,748)
Interest income and other, net	(7)	—		(7)

Loss before income taxes	(10,683)	3,928		(6,755)

Provision for income taxes	42	—		42

Net loss	$(10,725)	$3,928		$(6,797)

Net loss per shares:
Basic and diluted	$(0.20)			$(0.12)

Weighted average outstanding shares:
Basic and diluted	54,511			54,511

Notes:

July 4, 2010
(a) Stock-based compensation	$947
(b) Amortization of acquired intangible assets	2,001
(c) Certain one-time severance	980

Total non-GAAP adjustments	$3,928

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended October 3, 2010				Nine Months Ended September 27, 2009
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$154,534	$—		$154,534	$72,497	$—		$72,497
Cost of revenue	106,469	(86	) (a)	100,748	44,429	(209	) (a)	40,257
		(3,486	) (b)			(2,472	) (b)
		(1,497	) (c)			(1,491	) (c)
		(652	) (h)

Gross profit	48,065	(5,721)		53,786	28,068	(4,172)		32,240

Operating expenses:
Research and development	47,973	(1,399	) (a)	46,574	31,744	(2,314	) (a)	28,980
						(450	) (d)

Selling, general and administrative	21,945	(1,245	) (a)	17,318	21,295	(1,897	) (a)	13,783
		(2,402	) (b)			(1,626	) (b)
		(980	) (e)			(3,989	) (d)

Asset impairments	21,378	(21,378	) (f)		2,460	(2,460	) (f)
Restructuring charges	5,240	(5,240	) (g)	—	1,048	(1,048	) (g)	—

Total operating expenses	96,536	(32,644)		63,892	56,547	(13,784)		42,763

Loss from operations	(48,471)	38,365		(10,106)	(28,479)	17,956		(10,523)
Interest income and other, net	63	—		63	603	—		603

Loss before income taxes	(48,408)	38,365		(10,043)	(27,876)	17,956		(9,920)

Provision for income taxes	(19)	—		(19)	111	—		111

Net loss	$(48,389)	$38,365		$(10,024)	$(27,987)	$17,956		$(10,031)

Net loss per shares:
Basic and diluted	$(0.89)			$(0.18)	$(0.86)			$(0.31)

Weighted average outstanding shares:
Basic and diluted	54,493			54,493	32,466			32,466

Notes:

	Nine Months Ended
	October 3, 2010	September 27, 2009
(a) Stock-based compensation	$2,730	$4,420
(b) Amortization of acquired intangible assets	5,888	4,098
(c) Fair value adjustment of acquired inventory	1,497	1,491
(d) Transaction-related expenses	—	4,439
(e) Certain one-time severance	980	—
(f) Impairments of intangibles and goodwill	21,378	2,460
(g) Restructuring charges	5,240	1,048
(h) Prepaid royalty write-off	652	—

Total non-GAAP adjustments	$38,365	$17,956

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	October 3, 2010	January 3, 2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$14,571	$27,540
Accounts receivable, net	30,040	34,995
Inventory	22,350	35,050
Prepaid expenses and other current assets	2,309	2,155

Total current assets	69,270	99,740
Property and equipment, net	6,623	7,502
Intangible assets, net	6,727	25,359
Goodwill	—	8,633
Other assets	3,099	1,766

	$85,719	$143,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,319	$26,641
Accrued liabilities	18,112	17,050

Total current liabilities	33,431	43,691
Other liabilities	—	2,193

Total liabilities	33,431	45,884
Stockholders’ equity	52,288	97,116

	$85,719	$143,000